LOAN AGREEMENT

     This Loan Agreement (the “Loan Agreement”) is made as of the 16th day of March, 2009, by and between SSTI 15 McClure Dr, LLC, a Delaware limited liability company (“McClure”), and SSTI 1742 Pass Rd, LLC, a Delaware limited liability company (“Pass”), jointly and severally (McClure and Pass being hereinafter referred to jointly and severally as “Borrower”), and BB&T Real Estate Funding LLC, a North Carolina limited liability company (“Lender”).

     Lender has agreed to make a loan to Borrower in the principal amount of $4,975,000.00 (the “Loan”), which Loan is evidenced by that certain Consolidated, Amended and Restated Promissory Note (the “Note”) executed by Borrower in favor of Lender of even date herewith and is secured by, among other things, that certain Consolidated, Amended and Restated Mortgage, Assignment of Rents and Leases and Security Agreement executed by McClure and that certain Deed of Trust, Assignment of Rents and Leases and Security Agreement executed by Pass (collectively, the "Security Instrument"), in favor of Lender of even date herewith encumbering certain real estate, together with all improvements owned by McClure and Pass respectively, and now or hereafter erected thereon, more particularly described on Exhibit “A” attached hereto and incorporated herein by reference (collectively, the “Property”), that certain Guaranty Agreement executed by Strategic Storage Trust, Inc., a Maryland corporation (“Guarantor”), in favor of Lender of even date herewith (the “Guaranty Agreement”) and that certain Environmental Indemnity Agreement executed by Borrower and Guarantor in favor of Lender of even date herewith (the “Environmental Indemnity Agreement”). The Note, Security Instrument, Environmental Indemnity Agreement, this Loan Agreement, and all other documents now or hereafter executed by Borrower and/or Guarantor (as such term is defined in the Security Instrument) and by or in favor of Lender in connection with the Loan shall be collectively referred to as the “Loan Documents”.

     As a condition to making the Loan, Lender has required Borrower to execute this Loan Agreement and make the representations, warranties, covenants and agreements contained herein. To induce Lender to make the Loan, Borrower has agreed to enter into this Loan Agreement.

     Now, therefore, in consideration of Lender making the Loan and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agrees as follows:

1. Recitals. The foregoing recitals hereinabove set forth are hereby incorporated by this reference herein.

2. Representations and Warranties. Borrower hereby represents and warrants to Lender as follows:

(a) Borrower is comprised of two (2) limited liability companies which are duly organized, validly existing and in good standing in the State of Delaware and are qualified and in good standing in all jurisdictions where qualification is necessary. Borrower has all requisite power and authority, and has taken or caused to be taken all action necessary to execute, deliver, enter into and perform its obligations in accordance with this Loan Agreement, the Security Instrument, the

Note and the other Loan Documents. Upon execution and delivery hereof and thereof, this Loan Agreement, the Security Instrument, the Note and the other Loan Documents will constitute valid and binding obligations of Borrower, enforceable in accordance with their respective terms, subject to the laws affecting the rights of creditors generally, and Lender will be entitled to the benefits of this Loan Agreement and the other Loan Documents.

(b) Borrower has filed or caused to be filed all federal, state and local tax returns, which are required to be filed, and has paid or caused to be paid all taxes as shown on said returns or on any assessment received by it, to the extent that such taxes have become due, except as otherwise permitted by the provisions hereof. Borrower has no reason to believe that any additional taxes are due for prior calendar years that have been audited by the respective tax authorities beyond the amounts provided in the financial statements heretofore furnished to Lender.

(c) There are no federal tax claims or liens assessed or filed against Borrower, or, to the best of Borrower’s knowledge, any related entity or any principal thereof, and there are no judgments against Borrower unsatisfied of record or docketed in any court of the State in which the Property is located or in any other court located in the United States and no petition in bankruptcy has ever been filed by or against Borrower or any related entity, or any principal thereof, and neither Borrower nor, to the best of Borrower’s knowledge, any related entity or any principal thereof, has ever made any assignment for the benefit of creditors or taken advantage of any insolvency act or any act for the benefit of debtors.

(d) Borrower is the owner in fee of its respective Property , subject to the matters set forth in Lender’s policy of title insurance, as well as the owner of the personal property set forth as Exhibit “D” attached hereto and incorporated herein, and is or shall be the owner of all leases now or hereafter affecting the Property (the “Leases”). There are no Leases currently affecting the Property except as described on Exhibit “B” hereto. Borrower hereby indemnifies and holds Lender harmless from any and all loss that might result from and against any and all claims, liabilities and obligations of every kind, contingent or otherwise, arising from or related to the Leases or the operation of the Property.

(e) As of the date hereof, (i) Borrower is the owner and holder of its respective landlord’s interest under each Lease, (ii) there are no prior assignments of any Lease or any portion of rents, additional rents, charges, issues or profits due and payable or to become due and payable thereunder (hereinafter collectively referred to as the “Rents”) which are presently outstanding and have priority to the Security Instrument and intended to be duly recorded, (iii) no Lease has been modified or amended, except as may have been provided to Lender, (iv) each Lease is in full force and effect, (v) neither Borrower nor, to Borrower’s knowledge, any tenant under each Lease is in default under any of the terms, covenants or provisions of the Lease and Borrower has no knowledge of any event which, but for the passage of time or the giving of notice or both, would constitute an event of default under any Lease, (vi) neither Borrower nor, to Borrower’s knowledge, any tenant under any Lease has commenced any action or given or served any notice for the purpose of terminating any Lease, (vii) all Rents due and payable under each Lease have been paid in full and no such Rents have been paid more than one (1) month in advance of the due dates thereof, provided that Borrower shall be permitted to collect not more than six (6) months of pre-paid rent from not more than 5% of tenants, (viii) to Borrower’s knowledge, there are no offsets or defenses to the payment of any portion of the Rents, and (ix) no tenant under any Lease has an option to purchase the Property or any portion thereof.

(f) All fixtures and articles of personalty attached to the Property or used or usable in connection with the operation of the Property, except for trade fixtures or articles of personalty such as are owned or leased by the tenants of the buildings and improvements erected on the Property, have been fully paid for and are the property of the respective Borrower and are not subject to any conditional bills of sale, chattel mortgages or any other title retention agreements of a similar nature or to any other liens or encumbrances not hereinabove specifically referred to.

(g) Borrower’s possession of the Property is peaceable and undisturbed and, to the best of Borrower’s knowledge, not subject to any adverse possession claims. All liens for taxes and any governmental charges or assessments relating to the Property have been paid in full or when same become due, will be paid in full.

(h) Borrower possesses such licenses and permits as are required for the conduct of its business. No approval, consent, or authorization of any governmental authority which has not heretofore been obtained is necessary for the execution or delivery by Borrower of this Loan Agreement, the Note, or the Loan Documents or for the performance by Borrower of any of the terms or conditions hereof or thereof. All franchises, licenses and permits needed to operate the Property as self-storage facilities are free and clear of legal disqualifications or other restrictions of such a nature as would limit the full operation of the Property as presently conducted to the date of expiration of each such franchise, license or permit.

(i) There are no mechanics’ or materialmen’s liens, construction liens, lienable bills, or other claims constituting or that may constitute a lien on the Property, or any part thereof.

(j) All easements, utilities and related services necessary for the operation of the Property have been obtained or acquired and all streets and access thereto necessary for the operation of the Property have been dedicated and opened.

(k) Except as provided in those certain Preliminary Reports prepared by Zoning Info, Inc., dated September 23, 2008 with respect to the Property, (i) the Property and its use as self-storage facilities comply with all applicable restrictive covenants, zoning ordinances, and building codes, all applicable health and environmental laws and regulations, and (ii) the improvements, fixtures and equipment now or to be installed upon the Property do and will comply with all applicable zoning ordinances, building codes and other laws, rules and regulations and any restrictive covenants affecting the Property, and the use of such improvements is permitted by said restrictive covenants and zoning laws. Borrower has obtained all requisite zoning, utility, building, health, and operating permits from the governmental authority or municipality having jurisdiction over the Property. All engineering specifications with respect to the Property are within applicable environmental standards. The public utility services are available to the Property within the boundary lines of the Property and are sufficient to meet the reasonable needs of the Property as currently used, and no other utility facilities are necessary to meet the reasonable needs of the Property as it is intended to be used. None of the Property is within an area of special flood hazards, and except as shown on the surveys of the Property provided to Lender, none of the improvements on the Property will create an encroachment over, across, or upon any of the Property’s boundary lines, rights-of-way, or easements, and no building or other improvements on adjoining land create such an encroachment.

(l) Unless specifically disclosed on the title policy issued in connection herewith, the Property is free and clear from all liens and security interests except the lien and security interest created by the Security Instrument and is not the subject of any financing statement filed in any public office except for the financing statement relating to the Security Instrument.

(m) No consent or approval of any regulatory body to the execution, delivery, or performance of the Loan Documents is required by law, except as may be specifically referred to therein.

(n) Except as set forth in Exhibit “C” hereto, Borrower has no knowledge of any suits, proceedings, or investigations pending or threatened against or affecting Borrower, Guarantor or the Property at law or in equity, or before or by any governmental or administrative agency or instrumentality, which, if adversely determined, would have a material adverse effect on Borrower, Guarantor or the Property, including, without limitation, the use, operation and value of the Property.

(o) There is no judgment, decree, or order of any court or governmental or administrative agency or instrumentality which has been issued against Borrower and which has or may have any material adverse effect on the Property, including, without limitation, the use, operation and value of the Property.

(p) The execution and the delivery of the Loan Documents do not contravene any law, order, decree, rule or regulation to which Borrower or its Property is subject.

(q) Borrower and Guarantor are solvent, are not bankrupt, are not contemplating nor have recently contemplated bankruptcy, receivership, or reorganization, and there are no outstanding liens, suits, garnishments, bankruptcies, or court actions which could render Borrower or Guarantor insolvent or bankrupt.

(r) There has been no material adverse change, financial or otherwise, in the condition of Borrower or the Property or in any feature of the Loan, from that theretofore disclosed to Lender in writing or in other supporting data submitted therewith. All payments and accounts with respect to the Property are current and are not in default.

(s) To Borrower’s knowledge, all of the information provided to Lender by Borrower in the request for the Loan is true and correct in all material respects and all statements, representations and warranties of Borrower contained therein and in any other Loan Document signed in connection herewith are true and correct in all material respects.

(t) The Property has not been damaged by fire or other casualty, is not the subject of any condemnation proceedings and there has been no material adverse change in the Property or the circumstances which supported the underwriting and approval of the Loan.

(u)	[Intentionally Omitted].

(v)	No portion of the Property is being used as the residential or business homestead of

Borrower. To Borrower’s knowledge, and except as set forth in the Environmental Report (as defined in the Environmental Indemnity Agreement), Borrower (i) owns no property, including the Property, which is in violation of any applicable federal, state and local laws, ordinances, rules or regulations relating to Hazardous Materials, Asbestos or Lead-Based Paint (as such terms are defined in the Environmental Indemnity Agreement), and (ii) has no liabilities under any applicable federal, state and local laws, ordinances, rules or regulations relating to Hazardous Materials, Asbestos or Lead-Based Paint.

(w) The execution and delivery by Borrower of the Loan Documents will not violate any indenture, agreement, or other instrument to which Borrower is a party or by which Borrower or any of its property, including the Property, is bound, or be in conflict with, result in the breach of or constitute (with due notice and/or lapse of time) a breach or default under any such indenture, agreement, or other instrument, or result in the creation or imposition of any lien, charge, or encumbrance of any nature whatsoever upon any of the property or assets of Borrower, including the Property, except as contemplated by the provisions of the Loan Documents, and no action or approval with respect thereto by any third person is required.

(x) All documents necessary to authorize Borrower and Guarantor to execute the Loan Documents and to engage in any transaction or business in connection with which the Loan is made have been duly authorized, executed, and filed with the appropriate governmental authorities having jurisdiction over Borrower, Guarantor and the Property.

(y) Borrower hereby certifies that it has thoroughly reviewed the provisions of this Loan Agreement, the Note, the Security Instrument and other Loan Documents executed and delivered by Borrower in connection with the Loan, that Borrower has been advised and represented by counsel of its own choice in said transaction and that Borrower understands and consents to the provisions of such instruments.

(aa) To Borrower’s knowledge, Borrower has, in the conduct of the affairs of the Property, complied in all material respects with applicable laws, rules, regulations, ordinances and orders applicable to the assets covered by this Loan Agreement and the operation of the Property, including the Americans with Disabilities Act of 1990 (to the extent applicable), the Fair Housing Act of 1968, as amended (to the extent applicable), and those relating to the employment of labor, including those relating to wages, hours, collective bargaining, discrimination, OSHA, and the payment of social security and similar taxes, and is not now liable for any arrearage for wages or any taxes or tax penalties for failure to comply with any of the foregoing and, as of the date of this Loan Agreement, there are no controversies pending or, to Borrower’s knowledge, threatened between Borrower and any of its employees or labor unions or other collective bargaining unions representing any of the employees who work for Borrower or at the Property.

(bb) Borrower has no knowledge of any facts that might result in any claim, actions, suit, arbitration, or other proceeding which might materially adversely affect the business or condition of the Property or the assets covered by this Loan Agreement.

(cc) There exist no management or leasing agreements, other than those identified in Section 7, which affect the Property and no brokerage or other commission is due and unpaid in connection with any lease, tenancy or occupancy of the Property or any renewal thereof.

(dd) To Borrower’s knowledge, none of the funds or other assets of Borrower, Guarantor or any entity owning, directly or indirectly, an interest in Borrower or Guarantor constitute property of, or are beneficially owned, directly or indirectly, by any person, entity or government subject to trade restrictions under U.S. law, including without limitation, the International Emergency Economic Powers Act, 50 U.S.C. Sections 1701 et seq., the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001 (Public Law 107-56), The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated under any such legislation (any such person, entity or government being referred to herein as an “Embargoed Person”), with the result that the investment in Borrower, Guarantor or any such entity, whether directly or indirectly, is prohibited by law or the Loan made by Lender is in violation of law. To Borrower’s knowledge, (i) no Embargoed Person has any interest of any nature whatsoever in Borrower, Guarantor or any entity owning, directly or indirectly, an interest in Borrower or Guarantor with the result that the investment in Borrower or Guarantor, as applicable (whether directly or indirectly), is prohibited by law or the Loan is in violation of law, and (ii) none of the funds of Borrower, Guarantor or any such entity have been derived from any unlawful activity with the result that the investment in Borrower or Guarantor, whether directly or indirectly, is prohibited by law or the Loan is in violation of law.

3. Covenants. Borrower hereby covenants and agrees as follows:

(a) Lender shall have the right, and Borrower shall allow Lender, at all times, upon reasonable prior notice, to inspect the Property in a reasonable, nondisruptive manner. Upon reasonable prior notice, Borrower also shall permit Lender and any of its authorized representatives, and shall cause such persons and entities to be permitted to examine, inspect and make extracts from books and records of Borrower and will discuss with Lender or its representatives the affairs, finances and accounts of Borrower.

(b) Borrower shall give prompt notice to Lender of any defaults by Borrower hereunder or under any other Loan Document, any leases, management agreements and any other agreements material to the operation of the Property, and of any notice of default received by Borrower under any other credit arrangement of Borrower.

(c) Borrower shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights, and franchises and comply with all laws applicable to it; (ii) continue its business substantially as conducted and operated during the present and preceding calendar year; (iii) at all times maintain, preserve, and protect or cause to be maintained, preserved, and protected all franchises and trade names and preserve all the remainder of its property used or useful in the conduct of its business and keep or cause to be kept the same in good repair, working order, and condition, and from time to time make, or cause to be made, all needed and proper repairs, renewals, replacements, betterments, and improvements thereto so that the business carried on in connection therewith may be properly and advantageously conducted at all times; and (iv) at all times keep and cause to be kept its insurable properties adequately insured and maintained in accordance with and pursuant to the terms and conditions contained in the Security Instrument.

(d) Borrower shall: (i) pay or cause to be paid all its indebtedness and obligations promptly, in the ordinary course of business, and in accordance with normal terms; and (ii) pay and discharge or cause to be paid and discharged promptly and before the same shall become in default, all taxes, assessments, and governmental charges or levies imposed upon Borrower, or upon its income and profits, or upon any of its property, real, personal, or mixed, or upon any part thereof, as well as all lawful claims for labor, materials, and supplies or otherwise which, if unpaid, might become a lien or charge upon such properties or any part thereof.

(e) Borrower shall do, make, execute, record and deliver, or will cause to be done, made, executed, recorded, and delivered, all such additional and further acts, things, deeds, assurances and instruments as Lender may reasonably require to effect, confirm, assure to, or more completely to vest in Lender the rights, remedies, liens and conveyances intended to be granted or conveyed to Lender under this Loan Agreement, the Note, and the other Loan Documents, including without limitation, estoppel certificates stating that the Loan is in full force and effect and that there are no defenses or offsets thereto.

(f) Borrower will not secure any additional financing with a lien on the Property without the prior written consent of Lender.

(g) Borrower shall furnish or cause to be furnished, within one hundred twenty (120) days following the close of Borrower’s fiscal year, annual financial statements on Borrower and Guarantor, certified by the party providing such financial statements to be true and correct in all material respects as of the date thereof, and financial statements on the operation of the Property (including operating statements and rent rolls) in a form suitable to and containing such information as Lender may reasonably require. Borrower shall also furnish to Lender such other and additional financial information concerning Borrower, Guarantor and the Property as Lender reasonably may request.

(h) Borrower shall keep in full force and effect a termite contract, bond or other adequate termite protection on the Property satisfactory to Lender.

(i) Borrower will give immediate notice to Lender of the institution of any suit or proceeding involving a claim against Borrower, Guarantor or the Property in excess of $50,000.00, or any other suit, event or occurrence, or the existence of any other matter, that might have a material adverse effect on Borrower, Guarantor or the Property.

(j) Borrower will notify Lender immediately if it acquires knowledge of the occurrence of any Event of Default or of any fact, condition or event that only with the giving of notice or passage of time or both, could become an Event of Default, or of the failure of Borrower to observe any of its undertakings hereunder.

(k) Borrower will not incur, create, assume, or permit to exist any indebtedness except the Loan and except for trade indebtedness incurred in the ordinary course of business.

(l) Borrower will not make any investment in or make any loan in the nature of any investment to, or acquire any stock or other equity interest in, or acquire all or substantially all of the assets of, any entity.

(m) Borrower will not, directly or indirectly (by way of the acquisition of the securities of an entity or otherwise) make or commit to make any expenditure in respect of the purchase, lease or other acquisition of fixed assets (excluding (i) normal replacements and maintenance which are properly charged to current operations, and (ii) capital expenditures as may be reasonably required from time to time in connection with the ownership and operation of the Property).

(n) Borrower shall not own any asset other than the Property, shall not engage in any other business than that necessary for the ownership, management or operation of the Property, and shall not maintain its assets in a way difficult to segregate and identify. Borrower has informed Lender, and Lender hereby acknowledges, that Borrower deposits all Rent into operating accounts with local banks and that such Rent is subsequently transferred to other accounts and commingled therein with income from other affiliated entities. Upon an Event of Default which is not cured in accordance with the Loan Documents, Borrower shall cease such commingling of Rent.

(o) Borrower agrees to allow Lender to issue news releases concerning the Loan and to reference the Loan and the Property in advertisements.

(p) Borrower shall take reasonably appropriate steps to prevent any Embargoed Person from acquiring or holding any interest in Borrower, Guarantor or any entity owning, directly or indirectly, an interest in Borrower or Guarantor with the result that the investment in Borrower or Guarantor, whether directly or indirectly, is prohibited by law or the Loan is in violation of law, and none of the funds of Borrower, Guarantor or any such entity shall be derived from any unlawful activity with the result that the investment in Borrower or Guarantor, whether directly or indirectly, is prohibited by law or the Loan is in violation of law.

4. Events of Default. The happening of any one or more of the following events shall constitute, and be defined as, an “Event of Default” under this Loan Agreement, the Note, Security Instrument and the other Loan Documents:

(a) If (i) any monthly payment due under the Note or any other Loan Document is not paid within ten (10) days of its due date (other than payment required at the Maturity Date, as defined in the Note), or (ii) the Obligations (as defined in the Note) are not paid in full on the Maturity Date;

(b) If any representation or warranty made herein shall prove to have been false or misleading in any material respect when made; or

(c) Upon the happening of any other default, after the expiration of any applicable notice and grace periods, under the terms of the Note, the Security Instrument, this Loan Agreement or any of the other Loan Documents.

5. Lender’s Remedies. Upon any Event of Default hereunder, or under the Note, the Security Instrument or other Loan Document, Lender may, at its option and election:

(a)	Declare the Obligations immediately due and payable.

(b)	Exercise any and all rights and remedies provided for in the Loan Documents and available at law and in equity.

6. Business Loan. This is a business loan for business purposes.

7. Management Agreement. Borrower and Strategic Storage Property Management, LLC (the “Manager”) have entered into Management Agreements whereby the Manager will receive certain fees, commissions, or remuneration for services provided in connection with managing and servicing the Property. The parties hereto acknowledge that all rights, fees, commissions or other revenue of any kind arising out of the Management Agreements are absolutely subordinate to the Security Instrument and other Loan Documents and to the payment in full of all sums due thereunder. The termination of either of the Management Agreements by either party thereto shall constitute an Event of Default hereunder and under all Loan Documents unless (i) Borrower obtains

Lender’s prior written approval and (ii) Borrower engages a new manager, approved by Lender in its sole discretion, within thirty (30) days of the termination of the Manager.

8. Brokerage Fees. Lender shall not be required to pay any brokerage fees or commissions arising from the making of the Loan or Borrower’s acquisition of the Property. Borrower agrees to defend and indemnify Lender against any and all such claims in connection therewith.

9. Miscellaneous.

(a) Fees and Expenses Paid by Borrower. Borrower shall pay all fees and expenses of Lender incurred in making the Loan or collecting or attempting to collect or otherwise enforce Lender’s rights hereunder or under any other Loan Document, including without limitation, mortgagee’s title insurance in the amount of the Loan, in form satisfactory to Lender, survey costs, insurance premiums, recording fees and taxes upon the Security Instrument and other Loan Documents, and reasonable fees of Lender’s counsel, including litigation expenses (the “Expenses”). In the event any Expenses are not paid by Borrower, Lender may pay the Expenses, or any of them, and the amount so paid shall be added to the Obligations and secured by the Security Instrument and the other Loan Documents.

(b) Additional Fees and Expenses. If Lender pays or advances any money for fees, surveys, attorneys’ fees, recording, or other taxes, examination of title, mortgagee’s title insurance policies, preparation of Loan Documents and any expenses incurred in the procuring and making of the Loan, or in the payment of any insurance premiums, encumbrance, tax, assessment or other charge or lien upon any of the Property, and any other amounts necessary for the payment of the cost of any improvements, any amounts so paid by Lender shall be added to the Obligations and secured by the Security Instrument and the other Loan Documents.

(c) No Partnership or Joint Venture. Notwithstanding anything to the contrary herein contained in, or implied by, this Loan Agreement or any other Loan Document, or by any action pursuant thereto or hereto, Lender shall not be deemed a partner, joint venturer or participant in the venture with Borrower, and Borrower hereby indemnifies and agrees to defend and holds Lender harmless (including the payment of reasonable attorneys’ fees and litigation expenses) from any and all damages resulting from such a construction of the parties’ relationship. The requirements herein, and the restrictions imposed in this Loan Agreement, are for the sole protection and benefit of Lender.

(d) Invalid Provisions; No Conflict. If any of the provisions of this Loan Agreement, the Note, the Security Instrument or the other Loan Documents or the application thereof to any person, entity or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of said documents and instruments, or the application of such provision or provisions to persons, entities or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Loan Agreement shall be valid and enforceable to the fullest extent permitted by law and in lieu of such illegal or unenforceable provisions there shall be added automatically as part of this Loan Agreement a valid, legal and enforceable provision as similar in terms to such invalid, illegal or unenforceable provision as possible. No provision of this Loan Agreement, the Note, the Security Instrument or the other Loan Documents shall be deemed in conflict with any other provision hereof or thereof, and Borrower acknowledges that no such provision or any interpretation thereof shall be deemed to diminish the rights of Lender, any assignee, or the holder of the Note under the terms and conditions or any other provisions hereof or thereof. Lender may at its option exhaust its remedies hereunder, under the Note, the Security Instrument and under the other Loan Documents, either concurrently or independently, and in such order as it may determine.

(e) Indemnification. Borrower shall and does hereby indemnify and hold harmless Lender from and against any and all claims, charges, losses, expenses and costs, including without limitation reasonable attorneys’ fees and litigation expenses, resulting from any claims, actions or proceedings in connection with the execution, delivery and performance of this Loan Agreement, the Note, the Security Instrument or the other Loan Documents. The indemnification provided in this Section 9(e) shall survive any termination, satisfaction or assignment of the Note, Security Instrument, and other Loan Documents, foreclosure or delivery of a deed in lieu of foreclosure.

(f) Amendments. No amendment, modification or cancellation of this Loan Agreement shall be valid unless in writing and signed by the party against whom enforcement is sought.

(g) Headings. The section and subsection headings hereof are inserted for convenience and reference only and shall not alter, define, or be used in construing the text of such sections or subsections.

(h) Copies. Borrower acknowledges receipt of a true and correct copy of this Loan Agreement.

(i) Meaning of Particular Terms. Whenever used, the singular number shall include the plural and the plural the singular, and pronouns of one gender shall include all genders; and the words “Borrower” and “Lender” shall include their respective heirs, personal representatives, successors and assigns.

(j) Time of Essence. Time is of the essence in the payment and performance of this Loan Agreement.

(k) Governing Law, Jurisdiction and Venue. This Loan Agreement and any Loan Document which does not expressly identify the law that is to apply to it shall be governed by the laws of the state of Mississippi. Borrower agrees that any controversy arising under or in relation to the Note, this Loan Agreement, or any other Loan Document shall be litigated exclusively in Florida or Mississippi (the “Property Jurisdiction”). The state and federal courts and authorities with jurisdiction in the Property Jurisdiction shall have exclusive jurisdiction over all controversies which shall arise under or in relation to the Note, any security for the Loan, or any other Loan Document. Borrower irrevocably consents to service, jurisdiction, and venue of such courts for any such litigation and waives any other venue to which it might be entitled by virtue of domicile, habitual residence or otherwise.

(l) No Delay or Waiver. No delay on the part of Lender in exercising any right hereunder or any failure to exercise the same shall operate as a waiver of such right; nor in any event shall any modification or waiver of the provisions hereof be effective unless in writing; nor shall any such waiver be applicable except in the specific instance for which given.

(m) Waiver of Jury Trial. EACH OF BORROWER AND LENDER HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY ON ANY CLAIM, COUNTERCLAIM, SETOFF, DEMAND, ACTION OR CAUSE OF ACTION (a) ARISING OUT OF OR IN ANY WAY PERTAINING OR RELATING TO THIS LOAN AGREEMENT, THE NOTE, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR LOAN AGREEMENT EXECUTED OR DELIVERED IN CONNECTION WITH THIS LOAN AGREEMENT OR (b) IN ANY WAY CONNECTED WITH OR PERTAINING OR RELATED TO OR INCIDENTAL TO ANY DEALINGS OF THE PARTIES HERETO WITH RESPECT TO THIS LOAN AGREEMENT, THE NOTE, THE LOAN DOCUMENTS OR ANY OTHER INSTRUMENT, DOCUMENT OR LOAN AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR IN CONNECTION WITH THE TRANSACTIONS RELATED THERETO OR CONTEMPLATED THEREBY OR THE EXERCISE OF EITHER PARTY’S RIGHTS AND REMEDIES THEREUNDER, IN ALL OF THE FOREGOING CASES WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. BORROWER AND LENDER AGREE THAT EITHER OR BOTH OF THEM MAY FILE A COPY OF THIS LOAN AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED LOAN AGREEMENT BETWEEN THE PARTIES IRREVOCABLY TO WAIVE TRIAL BY JURY, AND THAT ANY DISPUTE OR CONTROVERSY WHATSOEVER BETWEEN BORROWER AND LENDER SHALL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(n) Notices. All notices or other communications hereunder shall be given in accordance with the requirements of the Security Instrument.

(o) Binding Effect. This Loan Agreement and all the covenants, promises and agreements contained herein shall be binding upon and inure to the benefit of the respective legal representatives, personal representatives, devisees, heirs, successors and assigns of Borrower and Lender.

(p) Entire Agreement. No oral understandings or agreements exist between the parties, all of which oral understandings or agreements are merged herein and of no further force and effect.

(q) Execution in Counterparts. This Loan Agreement may be executed, acknowledged and delivered in any number of counterparts and each such counterpart shall constitute an original, but together such counterparts shall constitute only one instrument.

(r) Exhibits. All exhibits attached hereto are by this reference incorporated fully herein. The term “Loan Agreement” shall be deemed to include all such exhibits.

(s) Remedies Cumulative. No right or remedy conferred upon Lender in this Loan Agreement is intended to be exclusive of any other right or remedy contained in the Note, the Security Instrument, this Loan Agreement, or any other Loan Document, and every such right or remedy shall be cumulative and in addition to every other right or remedy contained herein or therein or now or hereafter available to Lender at law, in equity, by statute or otherwise.

(t)	[Intentionally Omitted].

(u)	[Intentionally Omitted].

(v)	Limitation on Interest. It is the intention of the parties hereto to conform strictly to applicable usury laws. Accordingly, if the transactions contemplated hereby would be usurious under any such applicable law, then, and in that event, notwithstanding anything to the contrary in this Loan Agreement, or in any other instrument or agreement entered into in connection with or as security for the Note, it is agreed as follows:

(i) the aggregate of all consideration that constitutes interest under any such applicable law and that is contracted for, charged or received under this Loan Agreement, the Note, or under any of the aforesaid instruments or agreements or otherwise in connection with this Loan Agreement or the Note (whether designated as interest, fees, late charges, prepayment penalties, payments or otherwise) shall under no circumstances exceed the maximum amount of interest permitted by any such applicable law and any excess shall be canceled automatically and, if theretofore paid, shall be credited as a payment of principal on the Note by Lender (or, if the Note has been paid in full, or, if otherwise required by any applicable law, refunded to Borrower); and

(ii) in the event that the maturity of the Note is accelerated by reason of an event of default under the Note, or otherwise, then such consideration that constitutes interest may never include more than the maximum amount permitted by any such applicable law, and excess interest, if any, provided for in the Note, or otherwise, shall be canceled automatically as of the date of such acceleration or prepayment, and, if theretofore paid, shall be credited as a payment of principal on the Note (or, if the Note has been paid in full, or, if otherwise required by any applicable law, refunded to Borrower).

All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of any such indebtedness does not exceed the applicable usury ceiling.

11. Liability. Borrower and its members, managers, successors and assigns shall not be personally liable for the Obligations. Upon the occurrence of an Event of Default, Lender will not make any claim or institute any action or proceeding or enforce any judgment against Borrower or its members, managers, successors or assigns for payment of the Obligations or for any deficiency remaining after application of the collateral for the Loan. Anything contained in this Loan Agreement or the other Loan Documents to the contrary notwithstanding, the provisions of this section shall not, however, (i) be construed to release or impair either the indebtedness evidenced by the Note or the lien upon the Property evidenced by the Security Instrument, (ii) preclude the application of the Property to the payment of the Note in accordance with the terms of the Security Instrument, (iii) constitute a waiver, release or impairment of any Obligation evidenced or secured by the Note, the Security Instrument or the other Loan Documents, (iv) impair the right of Lender to name Borrower as a party defendant in any action or suit for judicial foreclosure and sale under the Security Instrument, (v) impair the right of Lender to obtain the appointment of a receiver and/or to enforce any assignment of rents or leases given in connection with the Note or the Security Instrument, or (vi) impair or limit Lender’s rights to enforce any guaranty and/or environmental indemnity given in connection with the Note or this Loan Agreement. Furthermore, and anything contained in this Loan Agreement or the other Loan Documents to the contrary notwithstanding, Borrower shall at all times be fully liable for any and all claims, damages, liability and expenses, including reasonable attorneys’ fees, incurred by Lender resulting from or arising out of (A) the failure of Borrower or their affiliates to pay to Lender upon demand, after an Event of Default, all security deposits collected by Borrower, Guarantor or their respective affiliates from tenants then in residence, (B) the failure of Borrower, Guarantor or their affiliates to pay to Lender upon demand, after an Event of Default, all rents received by Borrower, Guarantor or their respective affiliates after such Event of Default, (C) Lender’s enforcement of the provisions of that certain Environmental Indemnity Agreement executed by Borrower of even date herewith, (D) intentional waste or arson by Borrower, Guarantor or their affiliates relating to the Property, (E) the acquisition and use by Borrower, Guarantor or their affiliates of any insurance or condemnation proceeds relating to the Property in violation of the terms and conditions of the Security Instrument or the other Loan Documents, (F) fraudulent conduct or material misrepresentation by Borrower, Guarantor or their affiliates, (G) the enforcement or application with respect to the Property of the Americans with Disabilities Act of 1990, (H) the failure to apply rents and other income from the Property, first, to the payment of reasonable operating expenses and then to debt service amounts, including escrow and reserve deposits, due under the Loan Documents, however Borrower and Guarantor will not be personally liable with respect to rents and other income that are distributed in any calendar quarter if Borrower has paid all such operating expenses and debt service amounts for such calendar quarter, (I) the removal, demolition or material alteration of the Improvements or any Personal Property in violation of the terms of the Loan Documents, and (J) any and all costs of collection or enforcement, including reasonable attorneys’ fees, incurred by Lender in connection with the obligations contained in this Section 11.

In addition, and anything contained in the Security Instrument or the other Loan Documents to the contrary notwithstanding, Lender shall not be deemed to have waived any right which Lender may have under Section 506(a), 506(b), 1111(b) or any other provisions of the U.S. Bankruptcy Code to file a claim for the full amount of the indebtedness evidenced by the Note and the other Obligations of Borrower under the Loan Documents or to require that all collateral shall continue to secure all of such indebtedness and Obligations. In addition, and anything contained in the Security Instrument or the other Loan Documents to the contrary notwithstanding, the indebtedness evidenced by the Note and the other Obligations of Borrower and Guarantor under the Loan Documents shall be deemed fully recourse to Borrower and Guarantor in the event that: (i) Borrower acquires any material assets in violation of the terms of the Loan Documents; (ii) Borrower fails to obtain Lender’s prior written consent to any transfer or encumbrance of an interest in Borrower or the Property requiring Lender’s prior written consent under the Loan Documents; (iii) Borrower files a voluntary petition pursuant to federal bankruptcy law, or any similar federal or state bankruptcy or insolvency law (“Bankruptcy Law”); (iv) Borrower directly or indirectly solicits creditors for any involuntary petition against Borrower pursuant to a Bankruptcy Law; (v) Borrower files an answer consenting to or otherwise acquiescing in or joining in any involuntary petition filed against it under a Bankruptcy Law; (vi) Borrower consents to or acquiesces in or joins in an application for the appointment of a custodian, receiver, trustee or examiner for Borrower or any portion of the Property; (vii) Borrower makes an assignment for the benefit of creditors, or admits, in writing or in any legal proceeding, its insolvency or inability to pay its debts as they become due; or (viii) Borrower or Guarantor engages in any action to interfere with Lender’s enforcement and collection efforts pursuant to its rights and remedies under the Note, the Security Instrument or any of the other Loan Documents following an Event of Default (other than good faith assertion of defenses and counterclaims).

[SIGNATURES ON THE FOLLOWING PAGES]

     IN WITNESS WHEREOF, Borrower, Guarantor and Lender have executed this Loan Agreement as of the date shown above.

BORROWER:

SSTI 15 McClure Dr, LLC, a Delaware limited liability company

By: Strategic Storage Holdings, LLC, a Delaware limited liability company Its Manager

By: /s/ H. Michael Schwartz H. Michael Schwartz Its Manager BORROWER (Continued): SSTI 1742 Pass Rd, LLC, a Delaware limited liability company

By: Strategic Storage Holdings, LLC, a Delaware limited liability company Its Manager

By: /s/ H. Michael Schwartz H. Michael Schwartz Its Manager

LENDER:

BB&T Real Estate Funding LLC, a North Carolina limited liability company

By: /s/ Kirk E. Booher Name: Kirk E. Booher Title: Senior Vice President